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                                                                  EXHIBIT 10.G.1


                             AMENDMENT NO. 2 TO THE
                         1995 OMNIBUS COMPENSATION PLAN

         Pursuant to Sections 5.5 and 15.1 of the El Paso Natural Gas Company 1995 Omnibus Compensation Plan (the "Plan"), the Plan is hereby amended as follows, effective April 1, 1998:

         The following subsections of Section 5 are amended to read as follows:

         "5.1 Subject to Section 5.5, the maximum number of shares that may be issued upon settlement of Performance Units and for which options, limited stock appreciation rights, stock appreciation rights and Restricted Stock may at any time be granted under the Plan is six million (6,000,000) shares of Common Stock, from shares held in the Company's treasury or out of authorized but unissued shares of the Company, or partly out of each, as shall be determined by the Board of Directors, subject to, and reduced by (on a post-split basis), the number of shares of Common Stock awarded prior to the occurrence of a two-for-one stock split effected by the Company in the form of a 100% stock dividend on April 1, 1998. Any options, limited stock appreciation rights, stock appreciation rights and shares of Restricted Stock outstanding under the Plan on April 1, 1998, shall be adjusted on a two-for-one basis to reflect the stock dividend.

         5.2 Notwithstanding the foregoing, and subject to Section 5.5, the number of shares for which Restricted Stock may be granted pursuant to
         Section 10 of the Plan may not exceed one million (1,000,000) shares of Common Stock, unless the granting or vesting of such Restricted Stock is in compliance with the performance-based requirements of Section 162(m) (the "Performance Restricted Stock"), subject to, and reduced by (on a post-split basis), the number of shares of Common Stock awarded prior to the occurrence of a two-for-one stock split effected by the Company in the form of a 100% stock dividend on April 1, 1998. Any shares of Restricted Stock outstanding under the Plan on April 1, 1998, shall be adjusted on a two-for-one basis to reflect the stock dividend. The grant of Performance Restricted Stock is not limited by this
         Section 5.2.

         5.4 The maximum number of shares, as calculated in accordance with the provisions of Section 5.1, with respect to which awards under this Plan may be granted to any eligible employee in any one year shall not exceed: (a) one million (1,000,000) in the case of options (and related limited stock appreciation rights or stock appreciation rights) or issued upon settlement of Performance Units; and (b) one million (1,000,000) in the case of shares of Restricted Stock (whether or not such Restricted Stock is Performance Restricted Stock). With respect to Performance Units, the maximum Units granted to any eligible employee shall not exceed seventy-five thousand (75,000) Performance Units in any Performance Cycle. Each of the foregoing maximums shall be referred to collectively as the "Maximum Annual Employee Grant.""

         In all other respects, Section 5 remains unchanged.



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         IN WITNESS WHEREOF, the Company has caused this amendment to be duly executed on this 1st day of April, 1998.


                                          EL PASO NATURAL GAS COMPANY


                                          By:  /s/ JOEL RICHARDS III
                                              ----------------------------------
                                              Joel Richards III
                                              Executive Vice President

Attest:

/s/ David L. Siddall
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    David L. Siddall
    Corporate Secretary